EXHIBIT 23.2


               Consent of Independent Certified Public Accountants



We consent to the reference to our firm under the caption "Experts" in the registration statement on Form S-3 of Children's Broadcasting Corporation for the registration of 425,000 shares of common stock and to the incorporation by reference therein of our report dated March 4, 1999 with respect to the consolidated financial statements of Children's Broadcasting Corporation included in the annual report (Form 10-KSB) for the year ended December 31, 1998.



                                       /s/ BDO Seidman, LLP
                                       -----------------------------------------
                                           BDO Seidman, LLP


Milwaukee, Wisconsin
September 9, 1999